UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Beale Street, Suite 300
San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                        Entry into Material Definitive Agreement

Agreement and Plan of Merger and Reorganization

On October 15, 2018, Twilio Inc. (“Twilio”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with SendGrid, Inc., a Delaware corporation (“SendGrid”), and Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Twilio ( “Merger Sub”), pursuant to which Merger Sub will merge with and into SendGrid, with SendGrid continuing as the surviving entity and as a wholly-owned subsidiary of Twilio (the “Merger”). The Merger Agreement has been approved by the board of directors of each of Twilio and SendGrid.

At the effective time of the Merger, each issued and outstanding share of SendGrid’s common stock, par value $0.001 per share (“SendGrid Common Stock”), will be converted into the right to receive 0.485 (the “Exchange Ratio”) fully paid and non-assessable shares of Twilio’s Class A common stock, par value $0.001 per share (“Twilio Class A Common Stock”). Outstanding SendGrid equity awards held by continuing SendGrid employees will be converted, subject to the Exchange Ratio, into equivalent equity awards of Twilio on substantially the same terms and conditions and outstanding SendGrid equity awards held by both (a) former employees or former service providers of SendGrid and (b) non-employee directors of SendGrid will be converted, subject to the Exchange Ratio, into shares of Twilio Class A Common Stock.

The Merger Agreement contains customary representations and warranties from both Twilio and SendGrid, each with respect to its and its subsidiaries’ businesses, and each party has agreed to customary covenants, including covenants relating to the conduct of its business during the period between the execution of the Merger Agreement and the closing of the Merger. Each party has agreed to call a meeting of its stockholders to approve, in the case of Twilio, the issuance of the shares of Twilio Class A Common Stock to SendGrid’s stockholders in the Merger (the “Twilio Stockholder Approval”), and, in the case of SendGrid, the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger (the “SendGrid Stockholder Approval”). Each party’s board of directors has resolved to recommend that its stockholders vote in favor of such approvals, and not to withhold, withdraw, qualify or modify in an adverse manner, such recommendation, subject to certain exceptions described below.

Under the terms of the Merger Agreement, each of Twilio’s and SendGrid’s boards of directors may change its recommendation in response to an unsolicited alternative proposal that such board determines is more favorable to the Twilio or SendGrid stockholders, respectively, than the Merger (a “Superior Proposal”) or an intervening event if such board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. Both Twilio and SendGrid have agreed to customary non-solicitation covenants that prohibit them from soliciting proposals or entering into discussions or negotiations or providing confidential information in connection with certain proposals for an alternative acquisition. However, if either the SendGrid board or the Twilio board determines in good faith  that an alternative acquisition proposal constitutes or could reasonably be expected to result in a Superior Proposal and that the failure to take action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, SendGrid or Twilio, respectively, may furnish information to, and negotiate with, the third party making such alternative proposal.

The completion of the Merger is subject to customary conditions, including: (a) receipt of the Twilio Stockholder Approval and the SendGrid Stockholder Approval; (b) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (c) the absence of any law or order from any court or governmental entity preventing or prohibiting the Merger; (d) the approval for listing by the NYSE of the Twilio Class A Common Stock to be issued to SendGrid stockholders in the Merger; (e) that a registration statement on Form S-4 for the Twilio Class A Common Stock to be issued to SendGrid stockholders in the Merger has been declared effective by the Securities and Exchange Commission; (f) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Twilio and SendGrid contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement; (g) the absence of a material adverse effect with respect to each of Twilio and SendGrid; and (h) the receipt by each of SendGrid and Twilio of a tax opinion and other certificates.

The Merger Agreement provides customary termination rights for both Twilio and SendGrid including if (a) the Merger is not consummated by July 15, 2019 (the “Termination Date”), (b) the SendGrid Stockholder Approval is not obtained, (c) the Twilio Stockholder Approval is not obtained and (d) any final and non-appealable law or judgment prohibits consummation of the Merger. The Merger Agreement also provides certain termination rights for the benefit of Twilio, including (i) if SendGrid’s board of directors changes its recommendation in relation to the Merger or (ii) for a breach of any representation, warrant, covenant or agreement made by SendGrid under the Merger Agreement (subject to certain procedures and materiality exceptions). The Merger Agreement also provides certain termination rights for the benefit of SendGrid, including (i) if the Twilio board of directors changes its recommendation in relation to the Merger and (ii) for a breach of any representation, warranty, covenant or agreement made by Twilio under the Merger Agreement (subject to certain procedures and materiality exceptions).

SendGrid will be required to pay a termination fee of $69,000,000 (the “SendGrid Termination Fee”) if the Merger Agreement is terminated (i) by Twilio, if the SendGrid board of directors changes its recommendation that the SendGrid stockholders vote in favor of the adoption of the Merger Agreement or (ii) by SendGrid to enter into a Superior Proposal.  SendGrid will also be required to pay the SendGrid Termination Fee if, within nine months following termination of the Merger Agreement due to a failure to close the Merger by the Termination Date or failure to obtain the SendGrid Stockholder Approval, SendGrid consummates an alternative acquisition proposal that was publicly made and not publicly withdrawn prior to such termination of the Merger Agreement.

Twilio will be required to pay a termination fee of $120,000,000 (the “Twilio Termination Fee”) if the Merger Agreement is terminated in certain circumstances, including (i) by SendGrid, if the Twilio board of directors changes its recommendation that the Twilio stockholders vote in favor of the Twilio Class A Common Stock to be issued in the Merger or (ii) by Twilio to enter into a Superior Proposal. Twilio will also be required to pay the Twilio Termination Fee if, within nine months following termination of the Merger Agreement due to a failure to close the Merger by the Termination Date or failure to obtain the Twilio Stockholder Approval, Twilio consummates an alternative acquisition proposal that was publicly made and not publicly withdrawn prior to such termination of the Merger Agreement. Further, if the Merger Agreement is terminated for failure to obtain the Twilio Stockholder Approval and the shares of Twilio Class B Common Stock subject to certain proxies fail to be voted in favor of the issuance of the Twilio Class A Common Stock in the Merger, Twilio will be required to pay the Twilio Termination Fee.  Except as described in the previous sentence, in connection with the termination by either party due to such party’s failure to obtain its requisite stockholder approval, such party shall reimburse the other party for all reasonable and documented expenses of the other party up to $5,000,000 as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Twilio, SendGrid, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Twilio’s stockholders and SendGrid’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Twilio, SendGrid, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Twilio and SendGrid.

Voting Agreements

In connection with the execution and delivery of the Merger Agreement, certain stockholders, directors and executive officers of the Company (excluding Byron Deeter and Bessemer Venture Partners and its affiliates) (each, a “SendGrid Stockholder”), entered into voting agreements with Twilio (collectively, the “SendGrid Voting Agreements”).

Similarly, certain directors and executive officers of Twilio (each, a “Twilio Stockholder”) entered into voting agreements with SendGrid (collectively, the “Twilio Voting Agreements” and together with the SendGrid Voting Agreements, the “Voting Agreements”). In connection with the execution and delivery of the Merger Agreement, such persons who also hold Twilio Class B Common Stock granted an irrevocable proxy to an independent director of Twilio, pursuant to which such shares of Twilio Class B Common Stock will, among other things, be voted in favor of the approval of the issuance of shares of Twilio Class A Common Stock pursuant to the Merger Agreement.

Subject to the terms and conditions set forth in the Voting Agreements, each Twilio Stockholder and each SendGrid Stockholder has agreed, among other things, to vote the Twilio Class A Common Stock and SendGrid Common Shares that they own, respectively, in favor of the issuance of the Twilio Class A Common Stock in the Merger and the adoption of the Merger Agreement, respectively.

The Voting Agreements also restrict each SendGrid Stockholder and each Twilio Stockholder from, among other things, transferring or agreeing to transfer any of their SendGrid Common Shares or Twilio Class A Common Stock, respectively, except to certain transferees, who shall agree to be bound by the terms and conditions of the SendGrid Voting Agreement or the Twilio Voting Agreement, respectively. Each SendGrid Stockholder and each Twilio Stockholder is also restricted from initiating or engaging in discussions or solicitations, or encouraging inquiries, with respect to alternate transactions involving SendGrid or Twilio, respectively. The Voting Agreements terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a change in the SendGrid board recommendation, in the case of the SendGrid Voting Agreements, or a change in the Twilio board recommendation, in the case of the Twilio Voting Agreements and (iv) mutual written agreement of the parties thereto.

The individuals signing the SendGrid Voting Agreements currently beneficially own an aggregate of approximately 6.4% of the outstanding SendGrid Common Stock, and the individuals signing the Twilio Voting Agreements and/or granting the irrevocable proxy control approximately 33.2% of the total Twilio voting power.

The foregoing description of the Voting Agreements and the irrevocable proxy does not purport to be complete and the description of the Voting Agreements is qualified in its entirety by reference to the SendGrid Voting Agreements and the Twilio Voting Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02                                           Results of Operations and Financial Condition.

On October 15, 2018, Twilio issued a press release announcing that it has exceeded guidance for the quarter ended September 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01                                           Other Events.

On October 15, 2018, Twilio and SendGrid issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger and Reorganization, dated October 15, 2018, by and among Twilio Inc., a Delaware corporation, SendGrid, Inc., a Delaware corporation, and Topaz Merger Subsidiary, Inc., a Delaware corporation.*

10.1	Form of Voting Agreement, dated as of October 15, 2018, by and between SendGrid, Inc. and certain holders of Class A Common Stock and Class B Common Stock of Twilio Inc.
10.2	Form of Voting Agreement, dated as of October 15, 2018, by and between SendGrid, Inc. and certain holders of Class A Common Stock of Twilio Inc.
10.3	Form of Voting Agreement, dated as of October 15, 2018, by and between Twilio Inc. and certain directors and officers of SendGrid, Inc.
10.4	Form of Voting Agreement, dated as of October 15, 2018, by and between Twilio Inc. and a stockholder of SendGrid, Inc. and its affiliated entities.
99.1	Joint Press Release, dated October 15, 2018.

*                 Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed transaction between Twilio and SendGrid, Twilio will file a Registration Statement on Form S-4 and joint proxy statement/prospectus forming a part thereof. BEFORE MAKING ANY VOTING DECISION, TWILIO’S AND SENDGRID’S RESPECTIVE INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Registration Statement, the joint proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by Twilio or SendGrid with the SEC through the website maintained by the SEC at http://www.sec.gov. They may also be obtained for free by contacting Twilio Investor Relations by email at ir@twilio.com or by phone at 415-801-3799 or by contacting SendGrid Investor Relations by email at ir@sendgrid.com or by phone at 720-588-4496, or on Twilio and SendGrid’s websites at www.investors.twilio.com and www.investors.sendgrid.com, respectively.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Each of Twilio and SendGrid and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Twilio and SendGrid shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise will be set forth in the Registration Statement and joint proxy statement/prospectus  when filed with the SEC. Information regarding Twilio’s executive officers and directors is included in Twilio’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 27, 2018 and information regarding SendGrid’s executive officers and directors is included in SendGrid’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 20, 2018.

Additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed transaction will be included in the joint proxy statement/prospectus and other relevant materials Twilio and SendGrid intend to file with the SEC.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs.  While Twilio believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of Twilio or SendGrid to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction, or delays in governmental and regulatory approvals that may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; successful completion of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transactions; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of SendGrid or Twilio to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom SendGrid or Twilio does business, or on SendGrid’s or Twilio’s operating results and business generally; (vi) the outcome of any legal proceeding related to the proposed transaction; (vii) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (vii) competitive pressures in the markets in which Twilio and SendGrid operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Twilio and SendGrid are set forth in their respective filings with the SEC, including each of Twilio’s and SendGrid’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Part II, Item 1A of Twilio’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 under the heading “Risk Factors” and Part II, Item 1A of SendGrid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 under the heading “Risk Factors.” The risks and uncertainties described above and in Twilio’s most recent Quarterly Report on Form 10-Q and SendGrid’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Twilio and SendGrid and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Twilio and SendGrid file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Twilio and SendGrid assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2018

TWILIO INC.

By:	/s/ Lee Kirkpatrick
Lee Kirkpatrick
Chief Financial Officer